EXHIBIT 99.1

Bio Source Fuels, LLC

Financial Statements

and

Report of Independent Registered Public Accounting Firm

October 31, 2005 & 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

BioSource Fuels, LLC

Kenosha, Wisconsin

We have audited the accompanying statements of financial position of BioSource Fuels, LLC as of October 31, 2005 and 2004, and the related statements of operations, changes in members’ deficit, and cash flows for the periods then ended. These financial statements are the responsibility of the managers of Bio Source Fuels. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Bio Source Fuels as of October 31, 2005 and 2004, and the results of its operations and cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States.

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

December 12, 2005

BIO SOURCE FUELS, LLC

Statements of Financial Condition

October 31, 2005 & 2004

	2005	2004
ASSETS

Current assets
Cash	$20,177	$676
Accounts receivable, net	1,040,000
Prepaid expenses and other assets	9,017

Total current assets	1,069,194	676

Property and equipment
Plant	503,448	503,448
Computer equipment	34,540
Office furniture and equipment	1,849

Total property cost	539,837	503,448
Less: accumulated depreciation	179,323	101,888

Total property and equipment	360,514	401,560

Intangible assets
Patent	33,260	33,260

Total Assets	$1,462,968	$435,496

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities
Accounts payable	$14,914	$488
Payables to related parties	11,365	31,052
Accrued expenses	15,319
Accrued expenses to related parties	120,820	109,311
Deferred revenues	1,000,000	6

Total current liabilities	1,162,418	140,851

Long term debt
Notes payable to related parties	687,000	687,000

Total Liabilities	1,849,418	827,851

Members’ Deficit
Members’ contributions, 5,917 units outstanding	591,682	227,500
Accumulated deficit	(978,132)	(619,855)

Total Members’ Deficit	(386,450)	(392,355)

Total Liabilities and Members’ Deficit	$1,462,968	$435,496

The accompanying notes are an integral part of these financial statements

BIO SOURCE FUELS, LLC

Statements of Operations

For the Years Ended October 31, 2005 and 2004

	2005	2004

Revenues	$160,460	$1,936

Expenses
Selling, general and administrative	382,215	138,992
Interest expense	59,088	36,990
Depreciation	77,434	71,921

Total operating expenses	518,737	247,903

Net Loss	$(358,277)	$(245,967)

Loss per unit	$(77)	$(189)

Weighted average of units outstanding	4,651	1,301

BIO SOURCE FUELS, LLC

Statement of Changes in Members’ Deficit

For the Years Ended October 31, 2005 and 2004

	Members’ Contributions	Accumulated Deficit	Total
Year ended October 31, 2004
Beginning balance	$100,000	$(373,888)	$(273,888)

Capital contributions	127,500		127,500
Net loss		(245,967)	(245,967)

Ending balance	227,500	(619,855)	(392,355)
Year ended October 31, 2005

Capital contributions	364,182		364,182
Net loss		(358,277)	(358,277)

Ending balance	$591,682	$(978,132)	$(386,450)

BIO SOURCE FUELS, LLC

Statements of Cash Flows

For the Years Ended October 31, 2005 and 2004

	2005	2004
Cash used in operating activities
Net Loss	$(358,277)	$(245,967)

Adjustments to reconcile net loss to net
cash used in operating activities
Depreciation	77,434	71,921
Changes in
Prepaid expense	(9,017)
Accounts receivable	(1,040,000)
Accrued expenses	15,319
Accrued expenses to related parties	11,509	84,570
Accounts payable	14,426	(36,706)
Payables to related parties	(19,687)	31,052
Deferred revenue	1,000,000

Net cash used in operating activities	(308,293)	(95,130)

Cash used in investing activities
Purchase of office equipment	(36,388)
Acquisition of patent		(33,260)

Net cash used in investing activities	(36,388)	(33,260)

Cash provided by financing activities
Contributed capital	364,182	127,500

Net cash provided by financing activities	364,182	127,500

Net increase (decrease) in cash and cash equivalents	19,501	(890)

Cash & cash equivalents
Beginning of period	676	1,566

End of period	$20,177	$676

Non-cash investing and financing activities
Acquisition of plant in exchange for note payable to related party	$	$503,448
Supplemental disclosures
Cash paid for interest	$	$
Cash paid for taxes	$	$

BIO SOURCE FUELS, LLC

Notes to Financial Statements

The accompanying notes are an integral part of these financial statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Biosource Fuels, LLC (“Bio Source Fuels”) was incorporated in Wisconsin on April 15, 2003. Since inception, Bio Source Fuels has primarily been involved in engineering and design services as well as the construction of a plant for the production of bio-diesel fuel from animal fats and greases. Additionally, Bio Source Fuels has performed engineering design services relative to construction contracts it is in the process of finalizing and negotiating.

Basis of presentation

This summary of significant accounting policies of the Bio Source Fuels is presented to assist in understanding its financial statements. The financial statements and notes are representations of the Bio Source Fuel’s Managers who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Use of Estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Bio Source Fuels considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Bio Source Fuels recognizes revenue from the sale of engineering and design services when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured. Although no revenue has yet been recognized on long term construction contracts, Bio Source Fuels will account for revenue under these contracts using the percentage of completion method of accounting. Accordingly, profit under long term contracts will be recognized based on the ratio of contract costs incurred to total estimated contract costs. Provisions for losses on uncompleted contracts will be recognized in the period in which the loss is identified. Costs and estimated earnings in excess of billings on contracts in progress will be recorded and reflected as a current asset in the balance sheet under the caption construction in progress; billings in excess of costs and estimated earnings on contracts in progress will be recorded and reflected as a current liability in the balance sheet under the caption unearned income.

Allowance for Doubtful Accounts

Bad debt expense is recognized based on management’s estimate of likely losses per year, based on past experience and an estimate of current year uncollectible amounts.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Classification	Estimated Useful Life
Plant	7 Years
Computer equipment	3 Years
Office furniture & equipment	5 Years

The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repair items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Impairment of Long-Lived Assets

Bio Source Fuels reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Bio Source Fuels assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

Income Taxes

Bio Source Fuels has elected to be treated as a partnership for income tax purposes. The Bio Source Fuel’s income, losses, and credits are included in the tax returns of its members. Therefore, these financial statements do not include any provision for income taxes.

NOTE 2 – LONG-TERM NOTES PAYABLE TO RELATED PARTIES

Long-term debt as of October 31, 2005 and 2004 consists of the following:

Description	2005	2004
Kenosha Beef International, Ltd	$545,000	$545,000
Resodyn	120,000	120,000
Harbor Capital	22,000	22,000

Total	$687,000	$687,000

Each of the notes above has a stated interest rate of 2% above the prime rate adjusted on a quarterly basis and is subordinated to the note listed immediately above it. Principal payments can be made from Cash Available for Distribution which is defined as net income or loss from operations without deduction for depreciation or amortization expense and the effect of gains or losses on sale of assets. Since the Bio Source Fuel’s inception there has been no Cash Available for Distribution. These notes are classified as long-term based upon the lack of projected cash flow form operations for the succeeding twelve months and the maker’s intent.

NOTE 3 – SUBSEQUENT EVENTS

On October 17, 2005, Bio Source Fuels entered into a contract with a governmental entity to design, build, deliver, startup and commission a bio-diesel production facility to be located near Camanche, Iowa. The total value of the contract is $5,755,633 and is expected to be completed by summer 2006. In connection with the execution of this contract, the customer placed $2,500,000 of the contract funds into an escrow account and a member placed a $3,000,000 letter of credit into the escrow account to guarantee the completion and performance of the project. The escrow agreement provides for progress payments to be made from the funds as work progresses on the contract. Per the contract $1,000,000 was payable to Bio Source Fuels by October 27, 2005 which amount is reflected in the financial statements as an account receivable as of October 31, 2005. On November 7, 2005, the escrow agent remitted the $1,000,000 to Biosource Fuels, LLC to commence work on the project. In November, 2005 Bio Source Fuels made a $125,400 down payment on equipment for the project and incurred $16,470 in engineering service costs related to the project. No revenue has been recognized on this contract for the year ended October 31, 2005 and the accrued contractor funds of $1,000,000 are reflected in the financial statements as unearned income.

NOTE 4 – SALE OF BIO SOURCE FUELS

On September 29, 2005, Bio Source Fuels agreed to sell all assets to a third party. The sale price is $2,500,000 of which a $50,000 good faith deposit was made on that date to an escrow agent. The additional $2,450,000 is payable at closing.

NOTE 5 – COMMITMENTS

Bio Source Fuels entered into a lease for office space dated August 1, 2005 which expires on December 1, 2007. Monthly payments amount to $2,200. This lease replaced a previous lease for office space that was due to expire on January 31, 2006. The monthly payments on this lease amounted to $1,300.

Bio Source Fuels also leases warehouse space under a lease that expires on May 1, 2006. The monthly rental is $1,500 under this lease. Bio Source Fuels has made security deposits under the leases amounting to $2,000. These deposits are included in prepaid expenses on the October 31, 2005 balance sheet. Basic rent expense charged to operations for fiscal 2005 and 2004 was $31,102 and $12,000 respectively.

Future minimum lease payments under non-cancelable operating leases are as follows:

Year Ending October 31,	Amount
2006	$32,400
2007	22,000
Total	$54,400